Exhibit 99.1

Equity Bancshares, Inc. Reports Record Earnings Of $10.1 Million For 2015

WICHITA, Kansas, January 28, 2016 (GLOBE NEWSWIRE) – Equity Bancshares, Inc. (NASDAQ:EQBK), (“Equity”), the Wichita-based holding company of Equity Bank, reported unaudited results for the year ended December 31, 2015, including record net income allocable to common stockholders of $10.1 million.

Brad Elliott, Chairman and CEO of Equity, said, “Our financial results and net income for 2015 indicate the diligent, hard work of our many company associates. We will continue to focus on delivering loan and deposit services and products tailored to the many needs of our community and metro customers, while managing our expenses. We also welcomed a new group of bankers, communities, and customers to our company in the fourth quarter, and we are focused on continuing to grow business and relationships in our new Southeast Kansas communities, along with all of the markets we serve.”

Highlights of Equity’s performance include:

•	Net income allocable to common stockholders of $10.1 million for the year ended December 31, 2015, compared to $8.3 million for the previous year ended December 31, 2014, a 22 percent increase.

•	Earnings per diluted share of $1.54 for the year ended December 31, 2015, compared to $1.30 for the year ended December 31, 2014, an 18 percent increase.

•	Total loans held for investment of $960 million at December 31, 2015, an increase of $234 million as compared to December 31, 2014.

•	Total deposits of $1.2 billion at December 31, 2015, an increase of $235 million as compared to December 31, 2014.

•	Total assets of $1.6 billion at December 31, 2015, an increase of $411 million as compared to December 31, 2014.

•	Book value per common share of $18.37 and tangible book value per common share of $15.97 at December 31, 2015.

Equity completed its initial public offering on November 16, 2015 with the issue of 1,941,000 shares of Class A common stock at a price to the public of $22.50 per share. The shares began trading on the NASDAQ Global Select Market on November 11, 2015 under the ticker symbol “EQBK.”

Equity also completed its acquisition of First Independence Corporation (“First Independence”), and its wholly-owned subsidiary, First Federal Savings & Loan of Independence, Kansas on October 9, 2015. First Independence had consolidated total assets of $134 million, net loans of $90 million, and total deposits of $87 million. Equity now operates the former First Independence offices in Coffeyville, Independence, Neodesha, and Pittsburg, Kansas, as Equity Bank branches.

Financial Results For Year and Quarter Ended December 31, 2015

Net income allocable to common stockholders was $10.1 million, or $1.54 per diluted share, for the year ended December 31, 2015, as compared to $8.3 million, or $1.30 per diluted share for the year ended December 31, 2014. Net interest income for the current year was $46.3 million as compared to $41.4 million for the prior year. The increase in net interest income was primarily driven by growth in loan and securities balances, partially offset by an increase in interest expense as Equity funded the increase in earning assets with increased deposits and borrowings. The net interest margin was 3.65% and 3.92% for the years ended December 31, 2015 and 2014. The net interest margin for 2015 includes the utilization of our “leverage” or “spread” opportunity, as more fully discussed in our IPO Prospectus. Our net interest margin excluding this opportunity was approximately 3.75% for the year ended December 31, 2015.

The provision for loan losses was $3.0 million for the year ended December 31, 2015 as compared to $1.2 million for the year ended December 31, 2014. The provision for loan losses increased primarily due to loan growth and consideration for recent changes in the current business environment and economic factors.

Total non-interest income for the year ended December 31, 2015 was $9.8 million, compared to $8.7 million for the year ended December 31, 2014. Total non-interest expense for the year ended December 31, 2015 was $38.6 million, compared to $35.6 million for the year ended December 31, 2014. Non-interest income includes a net gain on the fourth-quarter-2015 acquisition of First Independence of $682 thousand, and merger expenses of $1.7 million also related to this acquisition are included in non-interest expense for the year of 2015.

Equity’s 2015 effective income tax rate was 30.1% on income before taxes, not including the net gain on acquisition, and reflects the benefit of increased income tax credits from investments in qualified affordable housing projects. Equity’s effective income tax rate for the year ended December 31, 2014 was 31.86%.

Net income allocable to common stockholders for the fourth quarter ended December 31, 2015 was $2.5 million, compared to $1.7 million for the comparable quarter ended December 31, 2014. Net interest income for the quarter ended December 31, 2015 was $12.3 million, compared to $10.3 million for the quarter ended December 31, 2014. Net interest margin was 3.26% and 3.85% for the fourth quarters of 2015 and 2014. The net interest margin for the fourth quarter of 2015 also includes the utilization of our “leverage” or “spread” opportunity as discussed above. Our net interest margin excluding this opportunity was approximately 3.50% for the quarter ended December 31, 2015.

Non-interest income for the quarter ended December 31, 2015 was $3.4 million, including the $682 thousand recorded gain on acquisition, compared to $2.2 million of non-interest income for the quarter ended December 31, 2014. Non-interest expense for the quarter ended December 31, 2015 was $11.7 million, including $1.6 million of merger expenses, compared to $9.8 million of non-interest expense for the quarter ended December 31, 2014.

Loans, Deposits, And Total Assets

Loans held for investment were $960 million at December 31, 2015, compared to $726 million at December 31, 2014. Excluding the $90 million of net loans acquired in the First Independence transaction, Equity’s loan portfolio increased by $145 million in 2015.

As of December 31, 2015, Equity’s allowance for loan losses to total loans was approximately 0.57%, compared to 0.82% as of December 31, 2014. The total reserve, including purchase discounts, to total loans was approximately 0.81% as of December 31, 2015, compared to 1.12% as of December 31, 2014. Nonperforming assets as of December 31, 2015 were 0.88% to total assets, as compared to 1.33% as of December 31, 2014.

Total deposits were $1.2 billion at December 31, 2015, as compared to $981 million for the year ended December 31, 2014. Excluding the $87 million in deposits acquired in the First Independence transaction, Equity’s deposits grew by $147 million in 2015.

At December 31, 2015, Equity had consolidated total assets of approximately $1.6 billion, compared to $1.2 billion at December 31, 2014.

Capital

As of December 31, 2015, the ratio of common equity tier 1 capital to risk-weighted assets was approximately 12.31% and the total capital to risk-weighted assets was approximately 14.52%. Equity had tangible common equity of $131.2 million and tangible book value per common share of $15.97 as of December 31, 2015. For the year ended December 31, 2015, the return on average equity was 8.19%.

Non-GAAP Financial Measures

This press release includes certain Non-GAAP financial measures intended to supplement, not substitute for, comparable GAAP measures. Reconciliations of non-GAAP financial measures to GAAP financial measures are provided at the end of this press release.

Conference Call and Webcast

Equity Bancshares will host a conference call to review these results on Friday, January 29, 2016 at 9:30 a.m. central time. Investors, news media, and other participants may register for the webcast at www.investor.equitybank.com. Participants may dial into the call toll-free at (877) 637-1713 from anywhere in the U.S. or (503) 406-4038 internationally, using conference ID no. 19355297. Participants are encouraged to dial into the call approximately 10 minutes prior to the start time. A replay of the call and webcast will be available two hours following the close of the call until February 4, 2016, accessible at (855) 859-2056 or www.investor.equitybank.com.

About Equity Bancshares, Inc.

Equity Bancshares, Inc. is the holding company for Equity Bank, offering a full range of financial solutions, including commercial loans, consumer banking, mortgage loans, and treasury management services. As of the period ended December 31, 2015, Equity had $1.6 billion in consolidated total assets, with 29 locations throughout Kansas and Missouri, including corporate headquarters in Wichita and branches throughout the Kansas City metropolitan area. Learn more at www.equitybank.com.

Founded in November 2002 in Andover, Kansas by current Chairman and CEO Brad Elliott, Equity expanded into Wichita in 2005, Kansas City in 2007, Western Kansas in 2008, Topeka in 2011, Western Missouri in 2012, and Southeastern Kansas in 2015. Equity’s principal objective is to increase stockholder value and generate consistent growth by expanding our commercial banking franchise organically and by acquisition, serving as a home for seasoned bankers, businesspersons, and customers with an entrepreneurial spirit. Equity seeks to provide an enhanced banking experience for customers by providing a suite of sophisticated banking products and services tailored to their needs, while delivering the high-quality, relationship-based customer service of a community bank. Equity’s common stock is traded on the NASDAQ Global Select Market under the symbol “EQBK.”

Special Note Concerning Forward-Looking Statements

Certain statements contained herein may be considered “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These statements are based upon the belief of Equity Bancshares, Inc. (“the Company”) management, as well as assumptions made beyond information currently available to the Company’s management, and may be, but not necessarily are, identified by such words as “will,” “expect,” “plan,” “anticipate,” “target,” “forecast” and “goal.” Because such “forward-looking statements” are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from the Company’s expectations include competition from other financial institutions and bank holding companies; the effects of and changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Federal Reserve Board; changes in the demand for loans; fluctuations in value of collateral and loan reserves; inflation, interest rate, market and monetary fluctuations; changes in consumer spending, borrowing and savings habits; and acquisitions and integration of acquired businesses, and similar variables. The foregoing list of factors is not exhaustive. Except as otherwise stated in this news announcement, the Company does not undertake any obligation to update publicly or revise any forward-looking statements because of new information, future events or otherwise.

For discussion of these and other risks that may cause actual results to differ from expectations, please refer to “Cautionary Note Regarding Forward-looking Statements” and “Risk Factors” in our most recent Form S-1 SEC Registration Statement, or other SEC filings. If one or more of the factors affecting our forward-looking information and statements proves incorrect, then our actual results, performance or achievements could differ materially from those expressed in, or implied by, forward-looking information and statements contained herein. Accordingly, you should not place undue reliance on any forward-looking statements, which speak only as of the date made. Equity Bancshares, Inc. assumes no obligation to update or revise any forward-looking statements that are made from time to time.

Unaudited Financial Tables

•	Table 1. Selected Financial Highlights

•	Table 2. Consolidated Balance Sheets

•	Table 3. Consolidated Statements of Income

•	Table 4. Non-GAAP Financial Measures

TABLE 1. SELECTED FINANCIAL HIGHLIGHTS (Unaudited)

(Dollars in thousands, except per share data)

	Years Ended December 31,
	2015	2014	2013
Statement of Income Data
Net interest income	$46,262	$41,361	$41,235
Provision for loan losses	3,047	1,200	2,583
Net gain on acquisition	682	—	—
Net gain on sale, and settlement of securities	756	986	500
Total non-interest income	9,802	8,674	7,892
Merger expenses	1,691	—	—
Total non-interest expense	38,575	35,645	35,137
Income before income taxes	14,442	13,190	11,407
Provision for income taxes	4,142	4,203	3,534
Net income	10,300	8,987	7,873
Dividends and discount accretion on preferred stock	(177)	(708)	(978)
Net income allocable to common stockholders	10,123	8,279	6,895
Basic earnings per share	1.55	1.31	0.93
Diluted earnings per share	1.54	1.30	0.92

Balance Sheet Data (at period end)
Securities available-for-sale	$130,810	$52,985	$65,450
Securities held-to-maturity	310,539	261,017	284,407
Gross loans held for investment	960,355	725,876	660,294
Allowance for loan losses	5,506	5,963	5,614
Goodwill and core deposit intangibles, net	19,679	19,237	19,600
Total assets	1,585,727	1,174,515	1,139,897
Total deposits	1,215,914	981,177	947,319
Non-time deposits	777,302	639,017	584,109
Borrowings	194,064	70,370	43,365
Total liabilities	1,418,494	1,056,786	1,000,024
Total stockholders’ equity	167,233	117,729	139,873
Tangible common equity	131,152	82,133	88,381

Performance ratios
Return on average assets (ROAA)	0.75%	0.78%	0.67%
Return on average equity (ROAE)	8.19%	7.30%	5.71%
Yield on loans	5.31%	5.63%	5.63%
Cost of interest-bearing deposits	0.55%	0.49%	0.53%
Cost of total deposits	0.48%	0.43%	0.46%
Net interest margin	3.65%	3.92%	3.87%
Efficiency ratio	66.94%	72.67%	72.26%
Non-interest income / average assets	0.71%	0.75%	0.67%
Non-interest expense / average assets	2.81%	3.08%	2.99%

Capital Ratios
Tier 1 Leverage Ratio	9.43%	9.62%	11.59%
Tier 1 Common Capital Ratio	12.31%	N/A	N/A
Tier 1 Risk Based Capital Ratio	13.82%	13.16%	17.01%
Total Risk Based Capital Ratio	14.52%	13.86%	17.74%
Equity / Assets	10.55%	10.02%	12.27%
Book value per share	$18.37	$16.71	$14.62
Tangible book value per share	$15.97	$13.54	$11.97
Tangible common equity to tangible assets	8.37%	7.11%	7.89%

TABLE 2. CONSOLIDATED BALANCE SHEETS (Unaudited)

(Dollars in thousands)

	2015	2014
ASSETS
Cash and due from banks	$36,276	$31,193
Federal funds sold	20,553	514

Cash and cash equivalents	56,829	31,707

Interest-bearing time deposits in other banks	5,245	5,995
Available-for-sale securities	130,810	52,985
Held-to-maturity securities, fair value of $312,802 and $265,189	310,539	261,017
Loans held for sale	3,504	897
Loans, net of allowance for loan losses of $5,506 and $5,963	954,849	719,913
Other real estate owned, net	5,811	4,754
Premises and equipment, net	39,147	33,946
Bank owned life insurance	32,555	28,729
Federal Reserve Bank and Federal Home Loan Bank stock	11,013	4,312
Interest receivable	4,540	3,592
Goodwill	18,130	18,130
Core deposit intangible, net	1,549	1,107
Other	11,206	7,431

Total assets	$1,585,727	$1,174,515

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Demand	$157,834	$128,919
Savings, NOW, and money market	619,468	510,098
Time	438,612	342,160

Total deposits	1,215,914	981,177

Federal funds purchased and retail repurchase agreements	20,762	25,301
Federal Home Loan Bank advances	145,439	20,976
Bank stock loan	18,612	15,152
Subordinated debentures	9,251	8,941
Contractual obligations	3,093	3,146
Interest payable and other liabilities	5,423	2,093

Total liabilities	1,418,494	1,056,786

Stockholders’ equity
Preferred stock, Series C (liquidation preference of $16,372)	16,372	16,359
Common stock	97	76
Additional paid-in capital	138,077	98,398
Retained earnings	34,955	24,832
Accumulated other comprehensive loss	(2,371)	(2,281)
Employee stock loans	(242)	—
Treasury stock	(19,655)	(19,655)

Total stockholders’ equity	167,233	117,729

Total liabilities and stockholders’ equity	$1,585,727	$1,174,515

TABLE 3. CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(Dollars in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Interest and dividend income
Loans, including fees	$11,474	$9,917	$43,361	$38,406
Securities, taxable	2,193	1,588	7,634	7,204
Securities, nontaxable	311	210	1,057	839
Federal funds sold and other	427	101	976	345

Total interest and dividend income	14,405	11,816	53,028	46,794

Interest expense
Deposits	1,517	1,051	4,926	4,084
Federal funds purchased and retail repurchase agreements	14	20	61	75
Federal Home Loan Bank advances	228	80	495	345
Bank stock loan	195	158	641	295
Subordinated debentures	163	159	643	634

Total interest expense	2,117	1,468	6,766	5,433

Net interest income	12,288	10,348	46,262	41,361
Provision for loan losses	1,180	—	3,047	1,200

Net interest income after provision for loan losses	11,108	10,348	43,215	40,161
Non-interest income
Service charges and fees	910	707	2,708	2,737
Debit card income	624	351	2,161	1,462
Mortgage banking	233	255	1,088	894
Increase in value of bank owned life insurance	257	244	957	960
Net gain on acquisition	682	—	682	—
Net gains on sales and settlement of securities	386	261	756	986
Other	258	382	1,450	1,635

Total non-interest income	3,350	2,200	9,802	8,674

Non-interest expense
Salaries and employee benefits	4,959	5,637	19,202	19,621
Net occupancy and equipment	1,077	1,158	4,155	4,536
Data processing	812	722	2,939	2,530
Professional fees	676	576	2,086	2,279
Advertising and business development	336	287	1,199	1,057
Telecommunications	229	179	811	755
FDIC insurance	272	184	840	727
Courier and postage	169	138	544	562
Amortization of core deposit intangible	93	116	275	363
Loan expense	116	79	388	327
Other real estate owned	113	(18)	287	21
Loss on debt extinguishment	—	—	316	—
Merger Expenses	1,614	—	1,691	—
Other	1,198	697	3,842	2,867

Total non-interest expense	11,664	9,755	38,575	35,645

Income before income tax	2,794	2,793	14,442	13,190
Provision for income taxes	240	1,014	4,142	4,203

Net income	2,554	1,779	10,300	8,987
Dividends and discount accretion on preferred stock	(48)	(42)	(177)	(708)

Net income allocable to common stockholders	$2,506	$1,737	$10,123	$8,279

Basic earnings per share	$0.35	$0.28	$1.55	$1.31

Diluted earnings per share	$0.34	$0.28	$1.54	$1.30

TABLE 4. Non-GAAP Financial Measures (Unaudited)

(Dollars in thousands, except per share data)

	Years Ended December 31,
	2015	2014	2013
Total stockholders’ equity	$167,232	$117,729	$139,873
Less: preferred stock	16,372	16,359	31,892
Less: goodwill	18,130	18,130	18,130
Less: core deposit intangibles, net	1,549	1,107	1,470
Less: mortgage servicing asset	29	—	—

Tangible common equity	$131,152	$82,133	$88,381

Common shares outstanding at period end	8,211,727	6,067,511	7,385,603

Book value per common share	$18.37	$16.71	$14.62

Tangible book value per common share	$15.97	$13.54	$11.97

Total assets	$1,585,727	$1,174,515	$1,139,897
Less: goodwill	18,130	18,130	18,130
Less: core deposit intangibles, net	1,549	1,107	1,470
Less: mortgage servicing asset	29	—	—

Tangible assets	$1,566,019	$1,155,278	$1,120,297

Tangible common equity to tangible assets	8.37%	7.11%	7.89%

Non-interest expense	$38,575	$35,645	$35,137
Less: merger expenses	1,691	—	—
Less: loss on debt extinguishment	316	—	—

Non-interest expense, excluding merger expenses and loss on debt extinguishment	$36,568	$35,645	$35,137

Net interest income	$46,262	$41,361	$41,235

Non-interest income	$9,802	$8,674	$7,892
Less: net gains on sales and settlement of securities	756	986	500
Less: net gain on acquisition	682	—	—

Non-interest income, excluding net gains on sales and settlement of securities and net gain on acquisition	$8,364	$7,688	$7,392

Efficiency ratio	66.94%	72.67%	72.26%

Media and Investor Contact:

John Hanley, Director of Investor Relations

913-583-8004 / jhanley@equitybank.com

investor.equitybank.com